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                        AUTOMATIC YEARLY RENEWABLE TERM

                             REINSURANCE AGREEMENT

                                    between

                  HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
                        HARTFORD LIFE INSURANCE COMPANY
                                      and
                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

                                      and

                       EMPLOYERS REASSURANCE CORPORATION

                          Effective: October 15, 1999


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                                    ARTICLES
I.      Parties to the Agreement                                             2
II.     Reinsurance Coverage                                                 2
III.    Liability                                                            4
IV.     Reinsurance Premiums                                                 5
V.      Oversights                                                           7
VI.     Conversions                                                          7
VII.    Changes, Reductions and Terminations                                 7
VIII.   Increase in Retention                                                9
IX.     Reinstatement                                                       10
X.      Expenses                                                            10
XI.     Claims                                                              10
XII.    Extra-Contractual Damages                                           13
XIII.   Inspection of Records                                               13
XIV.    DAC Tax - Section 1.848-2 (g)(8) Election                           13
XV.     Insolvency                                                          14
XVI.    Offset                                                              15
XVII.   Arbitration                                                         15
XVIII.  Termination                                                         16
XIX.    Entire Agreement and Amendments                                     17
XX.     Effective Date                                                      17
XXI.    Execution                                                           18

                                   SCHEDULES
                               A. Specifications
                            B. Basis of Reinsurance

                                    EXHIBITS
                            I. Reinsurance Premiums
                    II. Retention, Binding, and Issue Limits

                                   AMENDMENTS
                                    Number 1
                                    Number 2

                           FOREIGN NATIONAL EXHIBITS
            I. Underwriting Guidelines for Foreign National Business
                         II. Foreign National Loadings

                     TABLE TWO TO STANDARD PROGRAM EXHIBIT
                          I. Eligibility Requirements

All Schedules and Exhibits attached will be considered part of this Reinsurance
                                   Agreement.

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                                   ARTICLE I

                            PARTIES TO THE AGREEMENT

This Agreement is between three Hartford Life Companies, Hartford Life Insurance Company, Hartford Life and Accident Insurance Company, and Hartford Life and Annuity Insurance Company (collectively referred to as the Ceding Company) and Employers Reassurance Corporation (referred to as the Reinsurer). The Reinsurer agrees that the terms and conditions of this Agreement shall apply to each of the Hartford Life Companies individually, unless otherwise set forth herein.

                                   ARTICLE II

                              REINSURANCE COVERAGE

Reinsurance under this Agreement will apply to insurance issued by Ceding Company on the Plans of Insurance shown in Schedule A. Such Plans of Insurance shall be reinsured with the Reinsurer on an automatic basis, subject to the requirements set forth in Section A below or on a facultative basis, subject to the requirements set forth in Section B below, or on a facultative obligatory basis subject to the requirements set forth in Section C below. The specifications for all reinsurance under this Agreement are provided in Schedule A.

A.  Requirements for Automatic Reinsurance

For risks which meet the requirements for automatic reinsurance as set forth below, Reinsurer will participate in a reinsurance pool whereby Reinsurer will automatically reinsure a portion of the insurance risks as indicated in Schedule
A. The requirements for automatic reinsurance are as follows:

1. The individual must be a resident of the United States or Canada at the time of application.

2. The individual risk must be underwritten according to the Ceding Company's standard underwriting practices and guidelines. Any risk falling into the category of special underwriting programs will be excluded from this Agreement unless previously agreed to by the Reinsurer via a written amendment.

3. Any risk offered on a facultative basis by the Ceding Company to the Reinsurer or any other company will not qualify for automatic reinsurance under this Agreement for the same risk and same life.

4.  The maximum issue age on any risk will be age 90.

5.  The mortality rating on each individual risk must not exceed

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6.  [Redacted]

7.  [Redacted]

B.  Requirements for Facultative Reinsurance

1. If the requirements for automatic reinsurance are met, but the Ceding Company prefers to apply for facultative reinsurance with the Reinsurer, or if the requirements for automatic reinsurance are not met and the Ceding Company applies for facultative reinsurance with the Reinsurer, then the Ceding Company must submit to the Reinsurer all the papers relating to the insurability of the individual risk for facultative reinsurance.

2. For applications for facultative reinsurance, Ceding Company will send copies of all of the papers relating to the insurability of the individual risk to the Reinsurer. After the Reinsurer has examined the request, the Reinsurer will promptly notify the Ceding Company of the underwriting offer subject to additional requirements or the final underwriting offer. The final underwriting offer on the individual risk will automatically terminate upon the earlier of the withdrawal of the application or 120 days from the date of the final offer, unless accepted earlier.

3. Notwithstanding the above, if the requirements for automatic reinsurance are met except that the face amount of insurance applied for is greater than the Automatic Issue Limit, but does not exceed the Auto Process Limit, then the Ceding Company will submit to the Lead Reinsurer, (as designated in Schedule A), all papers relating to the insurability of the individual risk. The Lead Reinsurer shall review the papers to determine if the Pool should reinsure the risk, and, if so, on what basis. The Lead Reinsurer shall provide Ceding Company with a response within 24 hours of receipt of the papers. Approval of the Lead Reinsurer shall be binding on all other Pool members. This process shall be known as Automatic Processing and subject to the limitations in Exhibit II.

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C.  Requirements for Facultative Obligatory Reinsurance

The Reinsurer agrees to a facultative obligatory arrangement whereby the Ceding Company may cede a risk to the Reinsurer and the Reinsurer agrees to accept the risk using the Ceding Company's underwriting evaluation, subject to the following conditions:

       1. The requirements for automatic reinsurance specified in Article II must be met except that the total amount of insurance issued and applied for in all companies on each risk has exceeded the jumbo limits set forth in Exhibit II.

       2. The arrangement is available on all policy forms covered under this Reinsurance Agreement except for term life insurance products.

       3. The ceded risk is subject to the Facultative Obligatory Automatic Binding Limits as stated in Exhibit II.

       4. The ceded risk is subject to the Facultative Obligatory Automatic Issue Limit is as stated in Exhibit II.

       5. The Reinsurer provides the minimum facultative obligatory capacity as stated in Schedule A. However, to the extent that Reinsurer has already filled its available capacity on the risk, the Reinsurer may reduce the provided capacity by notifying the Ceding Company of the reduced capacity. Such notification must occur within 2 business days of the Ceding Company's request for facultative obligatory capacity on that risk.

D.  Basis of Reinsurance

Reinsurance under this Agreement will be on the basis as stated in Schedule B.

E.  Policy Forms.

When requested, the Ceding Company will furnish the Reinsurer with a copy of each policy, rider, rate book, and applicable sales or marketing material that applies to the life insurance reinsured hereunder.

                                  ARTICLE III

                                   LIABILITY

A. The Reinsurer's liability for automatic reinsurance coverage will begin simultaneously with the Ceding Company's liability except for those risks which qualify for automatic reinsurance but are submitted on a facultative basis.

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B.  The Reinsurer's liability for facultative reinsurance coverage on the individual risk will begin simultaneously with the Ceding Company's liability once the Reinsurer has accepted the application for facultative reinsurance and the Ceding Company has accepted the offer.

C. In no event shall the reinsurance be in force and binding if the issuance and delivery of such insurance constituted the doing of business in a jurisdiction in which the Ceding Company was not properly licensed.

D. The Reinsurer's liability for reinsurance coverage on each risk will terminate when the Ceding Company's liability terminates.

E. The liability of each pool member shall be separate and not joint with the other pool members.

F. Payment of reinsurance premiums is a condition precedent to reinsurance coverage.

G. The Reinsurer shall establish reserves on Reinsurer's portion of the policy on the reserve basis specified in Schedule B.

                                   ARTICLE IV

                              REINSURANCE PREMIUMS

A.  Computation.

Premiums for reinsurance under this Agreement will be computed as described in
Exhibit I.

B.  Premium Accounting.

1.  Payment of Reinsurance Premiums.

For automatic and facultative reinsurance, following the close of each calendar month, the Ceding Company will send the Reinsurer a statement and a listing of new business, changes and terminations.

If a net reinsurance premium balance is payable to the Reinsurer, the Ceding Company will forward this balance within (60) sixty days after the close of each month.

If a net reinsurance premium balance is payable to the Ceding Company, the balance due will be subtracted from the reinsurance premium payable

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by Ceding Company for the current month. The Reinsurer shall pay any remaining balance due the Ceding Company sixty days after the Ceding Company submits the statement.

2.  Non-Payment of Premium

If reinsurance premiums are delinquent, the Reinsurer has the right to terminate the reinsurance risks on those policies listed on the delinquent monthly statement by giving the Ceding Company ninety days' advance written notice. If the delinquent premiums have not been paid as of the close of the ninety-day period, the Reinsurer's liability will terminate for the risks described in the delinquency notice.

Regardless of the termination, the Ceding Company will continue to be liable to the Reinsurer for all unpaid reinsurance premiums earned.

3.  Reinstatement

The Ceding Company may reinstate the risks terminated due to non-payment of reinsurance premium within sixty days after the effective date of termination by paying the unpaid reinsurance premiums for the risks in force prior to the termination. However, the Reinsurer will not be liable for any claim incurred between the date of termination and reinstatement. The effective date of reinstatement will be the date the required back premiums are received.

4.  Currency

The reinsurance premiums and benefits payable under this Agreement will be payable in the lawful money of the United States.

5.  Detailed Listing

The Ceding Company will send the Reinsurer a detailed listing of all reinsurance in force as of the close of the immediately preceding calendar year.

6.  Guaranteed Rates

Although the Reinsurer anticipates continuing to accept reinsurance premiums at the current level, the Reinsurer reserves the right to increase the reinsurance premiums but only when the Ceding Company increases the cost of insurance rates to the policyowner. The increase to the reinsurance premium shall be no more than proportional to the increase to the policy owner's cost of insurance rates.

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                                   ARTICLE V

                                   OVERSIGHTS

If there is an unintentional oversight or misunderstanding in the administration of this Agreement by Ceding Company or Reinsurer, it can be corrected provided the correction takes place within a reasonable time after the oversight or misunderstanding is first discovered. Both Ceding Company and the Reinsurer will be restored to the position they would have occupied had the oversight or misunderstanding not occurred.

                                   ARTICLE VI

                                  CONVERSIONS

Conversions from existing term plans of insurance reinsured under this Agreement will be reinsured using the YRT premiums attached as Exhibit I on a point-in-scale basis up to the original face amount. The converted policy will be reinsured with the Reinsurer in the same proportion as was determined for the original term policy.

                                  ARTICLE VII

                      CHANGES, REDUCTIONS AND TERMINATIONS

A.  Replacement or Change

If there is a contractual change or non-contractual replacement of the insurance reinsured under this Agreement where full underwriting evidence according to the Ceding Company's regular underwriting rules is not required, the insurance may continue to be reinsured with the Reinsurer provided it meets the minimum reinsurance cession amount stated in Schedule A. If a non-contractual change is requested on a facultatively reinsured policy, the Reinsurer must consent to the change.

B.  Increases or Decreases

1. If the policy face amount of a risk reinsured automatically under this Agreement increases and:

       a. The increase is subject to new underwriting evidence, then the provisions of Article II, Section A, shall apply to the increase in reinsurance.

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       b.  The increase is not subject to new underwriting evidence, then
           Reinsurer will accept automatically the increase in reinsurance but not to exceed the automatic binding limit.

2. If the policy face amount increases, the Ceding Company's retention will be filled first, then any remaining risk of the increase will be ceded to the Reinsurer as of the effective date of the increase. If the policy face amount is reduced, the reinsurance will be reduced first, thereby maintaining the Ceding Company's retention. Reinsurer will refund to Ceding Company all unearned reinsurance premiums not including policy fees, less applicable allowances, arising from reductions, terminations and changes as described in this Article.

3. In the event of a reduction in the face amount of a policy which was ceded facultatively, the Reinsurer's percentage of the reduced face amount should be the same percentage of the initial reinsurance ceded.

4. Increases in face amount of policies reinsured on a facultative basis, will be submitted to the Reinsurer for acceptance.

C.  Reduction in Retained Coverage

If any portion of the aggregate insurance retained by Ceding Company on an individual life reduces or terminates any reinsurance under this Agreement based on the same life may also be reduced or terminated. Ceding Company will reduce the reinsurance by applying the retention limits that were in effect at the time each policy was issued. Ceding Company will not be required to retain an amount in excess of its regular retention limit for the age, mortality rating and risk classification at the time of issue for any policy on which reinsurance is being reduced.

The reinsurance to be terminated or reduced will be determined by chronological order in which the reinsurance was first reinsured, thereby reducing or terminating the oldest risks first.

D.  Multiple Reinsurers

If a risk is shared by more than one Reinsurer, Reinsurer's percentage of any increased or reduced reinsurance will be the same as its initial percentage of the reinsurance for that risk.

E.  Termination

If the policy for a risk reinsured under this Agreement is terminated, the reinsurance for the risk involved will be terminated on the effective date of termination.

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F.  Facultative

On facultative reinsurance, if Ceding Company wishes to reduce the mortality rating, this reduction will be subject to and reinsured under the facultative provisions of this Agreement.

                                  ARTICLE VIII

                             INCREASE IN RETENTION

A.  If the Ceding Company should increase the retention limits as listed in
Exhibit II, prompt written notice of the increase must be given to the Reinsurer.

B. In the event of an increase in retention, the Ceding Company will have the option of recapturing the reinsurance under this Agreement when the retention limit increases. The Ceding Company may exercise its option to recapture by giving written notice to the Reinsurer within ninety days after the effective date of the increase.

C.  If the Ceding Company exercises its option to recapture, then

1. The Ceding Company must reduce the reinsurance on each individual life on which the Ceding Company retained the maximum retention limit for the age and mortality rating that was in effect at the time the reinsurance was ceded to the Reinsurer.

2. No recapture will be made to reinsurance on an individual life if (a) the Ceding Company retained a special retention limit less than the maximum retention limit in effect at the time the reinsurance was ceded to the Reinsurer, or if (b) the Ceding Company did not retain insurance on the risk.

3. The Ceding Company must increase its total amount of insurance on the risk up to the new retention limit by reducing the reinsurance. If a risk is shared by more than one Reinsurer, the Reinsurer's percentage of the reduced reinsurance will be the same as the initial percentage on the individual risk.

4. Upon increasing the retention limit, the reduction in reinsurance will become effective on the next annual premium anniversary of those policies that have been inforce for at least ten (10) years.

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                                   ARTICLE IX

                                 REINSTATEMENT

If an insurance policy lapses for nonpayment of premium and is reinstated under the Ceding Company's terms and rules, the Reinsurer will reinstate the reinsurance as follows:

A.  Automatic Cases:

The Ceding Company must pay the Reinsurer all back reinsurance premiums in the same manner as the Ceding Company received insurance premiums under the policy. When the Ceding Company reinstates the policy, the reinsurance will be automatically reinstated.

B.  Facultative Cases:

If the Ceding Company requires reinstatement evidence of insurability, the Ceding Company will submit it to the Reinsurer for approval. In such cases, the Reinsurer's approval is required for the reinsurance to be reinstated. Upon the Reinsurer's approval, the Ceding Company must pay the Reinsurer all back reinsurance premiums in the same manner as the Ceding Company received insurance premium under the policy.

                                   ARTICLE X

                                    EXPENSES

The Ceding Company must pay the expense of all medical examinations, inspection fees and other charges in connection with the issuance of the insurance.

                                   ARTICLE XI

                                     CLAIMS

A.  Liability

If the Ceding Company is liable for insurance benefits on a policy reinsured under this Agreement, the Reinsurer shall be liable for its portion of the reinsurance on that policy, as described in Schedule A. All reinsurance claim settlements will be subject to the terms and conditions of the particular contract under which the Ceding Company is liable.

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B.  Notification

When the Ceding Company is advised of a claim, the Reinsurer must be notified promptly.

C.  Claim Payment

1.  Automatic Reinsurance on a Risk

If a claim is made on a risk reinsured automatically under this Agreement and is not contested by the Ceding Company, Reinsurer will abide by the issue as the Ceding Company settles it. Copies of proofs or other written matters relating to any claim reimbursements under this Agreement shall be furnished to the Reinsurer upon written request. The Ceding Company will receive payment of the reinsurance proceeds from the Reinsurer when the Ceding Company makes the settlement of the policy proceeds and delivers a copy of the proof of death, check copy or proof of payment and the claimant's statement to the Reinsurer.

2.  Facultative Reinsurance on a Risk

If a claim is made on a risk reinsured facultatively under this Agreement, the Ceding Company shall submit to Reinsurer all relevant and/or requested documents and papers related to the claim along with Ceding Company's recommendation. Ceding Company shall then wait five days from the date of mailing during which time Reinsurer shall have the opportunity to advise Ceding Company of its consent or disagreement with the recommendation. In the event Reinsurer does not contact Ceding Company within the five-day period, Reinsurer shall be deemed to have approved the recommendation and Ceding Company shall be authorized to act accordingly. The Ceding Company will receive payment of the reinsurance proceeds from Reinsurer when Ceding Company makes the settlement of the policy proceeds and delivers proof of payment to the Reinsurer.

3.  Payment of Reinsurance Proceeds

Payment of life reinsurance proceeds will be made in a single sum regardless of the Ceding Company's mode of settlement with the payee.

D.  Contested Claims

The Ceding Company must promptly notify the Reinsurer of any intent to contest a claim reinsured under this Agreement or to assert defenses. If the Ceding Company's contest of such claim results in the increase or reduction of liability,

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the Reinsurer will share in this increase or reduction. The Reinsurer's share of the increase or decrease shall be proportional to their share of the net amount at risk on the date of death of the insured.

If the Reinsurer should decline to participate in the contest or assertion of defenses, the Reinsurer will then release all of the liability by paying the Ceding Company the full amount of reinsurance and not sharing in any subsequent increase or reduction in liability.

E.  Misstatement of Age or Sex

If the amount of insurance provided by the policy or policies reinsured under this Agreement is increased or reduced because of misstatement of age or sex established after the death of the insured, the Reinsurer will share with the Ceding Company in this increase or reduction.

F.  Routine Expenses

The Ceding Company will pay the routine expenses incurred in connection with settling claims. These expenses may include compensation of agent and employees and the cost of routine investigations such as inspection reports.

G.  Non-Routine Expenses

The Reinsurer will share with the Ceding Company all expenses that are not routine. Expenses that are not routine are those directly incurred in connection with the contest or the possibility of a contest of a claim or the assertion of defenses, including legal expenses. The expenses will be shared in proportion to the net amount at risk for the Ceding Company and Reinsurer. However, if the Reinsurer has released the liability under Section D of this Article, the Reinsurer will not share in any expenses incurred after the date of the Reinsurer's release.

H.  Contestable Period

If, during the contestable period, Ceding Company is notified of the death of the insured, the Ceding Company will investigate the case.

I.  Return of Premium for Misrepresentations and Suicides

If a misrepresentation or misstatement on an application or a death of an insured risk by suicide results in the Ceding Company returning the policy premiums to the policy owner rather than paying the policy benefits, the Reinsurer will refund all of the reinsurance premiums it received on that policy to the Ceding Company. This refund given by the Reinsurer will be in lieu of all other reinsurance benefits payable on that policy under this Agreement.

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                                  ARTICLE XII

                           EXTRA-CONTRACTUAL DAMAGES

In no event will the Reinsurer have any liability for any extra-contractual damages which are awarded against the Ceding Company as a result of acts, omissions or course of conduct committed by the Ceding Company in connection with the insurance reinsured under this Agreement.

The Reinsurer does recognize that circumstances may arise under which the Reinsurer, in equity, should share, to the extent permitted by law, in paying certain assessed damages. Such circumstances are difficult to define in advance, but involve those situations in which the Reinsurer was an active party in the act, omission or course of conduct which ultimately results in the assessment of such damages. The extent of such sharing is dependent on good faith assessment of culpability in each case, but all factors being equal, the division of any such assessment would be in the proportion of total risk accepted by each party for the plan of insurance involved.

                                  ARTICLE XIII

                             INSPECTION OF RECORDS

Each party will have the right, at any reasonable time and upon reasonable notice, to inspect the other party's books and documents that relate to reinsurance under this Agreement.

                                  ARTICLE XIV

                                    DAC TAX
                         SECTION 1.848-2(g)(8) ELECTION

A. The Reinsurer and the Ceding Company hereby agree to the following pursuant to section 1.848-2(g)(8) of the Income Tax Regulations issued December 1992 under Section 848 of the Internal Revenue Code of 1986, as amended. This election shall be effective for 1993 and for all subsequent taxable years for which this Agreement remains in effect.

B.  The terms used in this Article are defined by reference to Regulation
Section 1.848-2 in effect December 1992.

C. The party with net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deduction limitation of section 848(c)(1).

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D.  Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency or as otherwise required by the Internal Revenue Service.

E. The Ceding Company will submit to the Reinsurer by May 1st of each year a schedule of the calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement signed by an officer of the Ceding Company stating that such net consideration will be reported in the tax return for the preceding calendar year.

F. The Reinsurer may contest such calculation by providing an alternative calculation to the Ceding Company in writing within 30 days of receipt of Ceding Company's calculation. If the Reinsurer does not notify the Ceding Company, Reinsurer will report the net consideration as determined by the Ceding Company in the tax return for the preceding calendar year.

G. If the Reinsurer contests the Ceding Company's calculation of the net consideration, both parties will act in good faith to reach an agreement as to the correct amount within thirty (30) days of the date the Reinsurer submits their alternative calculation. If both parties reach agreement on an amount of net consideration, both parties shall report such amount in their respective tax returns for the previous calendar year.

                                   ARTICLE XV

                                   INSOLVENCY

A.  Insolvency of Reinsurer

If the Reinsurer becomes insolvent as determined by the Department of Insurance responsible for such determination, amounts due the Reinsurer will be paid net of the terms of this Agreement and directly to the liquidator, receiver, or statutory successor without decrease. The Ceding Company may recapture all reinsurance ceded under this Agreement without charge or penalty as of the date Reinsurer fails to meet its obligations under this Agreement.

B.  Insolvency of Ceding Company

If Hartford Life Insurance Company, Hartford Life and Accident Insurance Company or Hartford Life and Annuity Insurance Company should become insolvent, all reinsurance under this Agreement covering risks ceded by that particular company will be payable by Reinsurer directly to that Company's liquidator, receiver or statutory successor, on the basis of the liability of that Company under the policy or policies reinsured and without diminution because of the insolvency of the Company. However, in the event of such insolvency, the liquidator, receiver or statutory successor will give written notice of a pending

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claim against Ceding Company on the reinsured policy. It will do so within a reasonable time after the claim is filed in the insolvency proceedings. During the pendency of such a claim, Reinsurer may investigate the claim and may, at its own expense, interpose any defense or defenses which it may deem available to the insolvent Company, its liquidator, receiver or statutory successor, in the proceedings where the claim is to be adjudicated.

The expense thus incurred by Reinsurer will be chargeable against the insolvent Company, subject to court approval, as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the insolvent Company solely as a result of the defense undertaken by Reinsurer.

Where two or more Reinsurers are involved in the same claim and a majority in interest elect to interpose defense to the claim, the expense will be apportioned in accord with the terms of the reinsurance agreement as though the expense had been incurred by the insolvent Company.

It is agreed that the insolvency of any one of the Hartford Life Companies shall not affect this Agreement as it applies to the remaining solvent companies.

                                  ARTICLE XVI

                                     OFFSET

Any debts or credits, matured or unmatured, liquidated or unliquidated, regardless of when they arose or were incurred, in favor of or against either the Ceding Company or the Reinsurer with respect to this Agreement or with respect to any other claim of one party against the other are deemed mutual debts or credits, as the case may be, and shall be set off, and only the balance shall be allowed or paid. In the event the Ceding Company becomes insolvent, offsets shall be allowed in accordance with applicable law.

                                  ARTICLE XVII

                                  ARBITRATION

Any disagreement, controversy, or claim arising out of or relating to this Agreement between the Reinsurer and any one of the Hartford Life Companies will be settled by arbitration. There will be three arbitrators chosen among current or retired officers of life insurance companies other than parties or their affiliates. Each party to the dispute will appoint one of the arbitrators and these two arbitrators will select the third arbitrator. In the event that either party should fail to choose an arbitrator within 30 days following a written request by the other party to do so, the requesting party may choose two arbitrators who shall in turn choose a third arbitrator before entering upon arbitration. If the two arbitrators fail to agree upon the selection of a third arbitrator within 30 days following their appointment, each arbitrator shall nominate three candidates within 10

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days thereafter, two of whom the other shall decline, and the decision shall be made by drawing lots.

Arbitration will be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association that will be in effect on the date of delivery of demand for arbitration. The arbitrators will base their decision on the terms and conditions of this Agreement plus, as necessary, on the customs and practices of the insurance and reinsurance industry rather than solely on a strict interpretation of the applicable law. The site of any arbitration will be determined by a majority vote of the arbitrators. All expenses and fees of the arbitration will be borne equally by the parties unless otherwise decreed by the arbitrators.

The award agreed to by a majority of the arbitrators will be final and binding and there will be no appeal from their decision. Judgment may be entered upon it in any court having jurisdiction.

                                 ARTICLE XVIII

                                  TERMINATION

A. Each Hartford Life Insurance Company and the Reinsurer may terminate this Agreement as it applies to the new business of each by giving (90) ninety days' written notice of termination. The day the notice is deposited in the mail addressed to the Home Office, or to an Officer of each party, will be the first day of the (90) ninety-day period.

B. During the (90) ninety-day period, this Agreement will continue to be in force between the terminating parties.

C. After termination, the terminating parties shall remain liable under the terms of this Agreement for all automatic reinsurance that becomes effective prior to termination of this Agreement. After termination the terminating parties shall be liable for all automatic and facultative reinsurance which has an application date on or before the effective date of the termination.

D. Termination by one or two of the Hartford Life Companies shall not affect this Agreement as it relates to the non-terminating Hartford Life Company (ies).

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                                  ARTICLE XIX

                         ENTIRE AGREEMENT AND AMENDMENT

A.  Entire Contract

This Agreement with any attached Schedules and Exhibits, shall constitute the entire agreement between the parties with respect to the business being reinsured hereunder and there are no understandings between the parties other than as expressed herein.

B.  Modifications

Any modification or change to the provisions of this Agreement shall be null and void unless set forth in a written amendment to the Agreement which is signed by all parties to the amendment.

                                   ARTICLE XX

                                 EFFECTIVE DATE

The provisions of this Agreement shall be effective with respect to policies issued on or after October 15, 1999.

                                  ARTICLE XXI

                                   EXECUTION

EMPLOYERS REASSURANCE CORPORATION

By      /s/ [ILLEGIBLE]                 Attest  /s/ [ILLEGIBLE]
        ------------------------------          ------------------------------
Title   Vice President                  Title   Assistant Secretary
Date    8-8-00                          Date    August 8, 2000

HARTFORD LIFE INSURANCE COMPANY
HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By      /s/ Timothy M. Fitch            Attest  /s/ Thomas P. Kalmbach
        ------------------------------          ------------------------------
        Timothy M. Fitch, FSA, CLU              Thomas P. Kalmbach, FSA, MAAA
        Vice President Individual Life          Director, Individual Life
        Product & Marketing                     Pricing
Date    4/27/2000                       Date    4/27/2000

                                   SCHEDULE A

                                 SPECIFICATIONS

TYPE OF BUSINESS                Individual life insurance issued by the Ceding
                                Company

REINSURANCE POOL SHARE          Reinsurer shall automatically [Redacted] of the
                                amount at risk on a policy reinsured by the Pool.

FACULTATIVE OBLIGATORY [Redacted]

PLANS OF INSURANCE
POLICY TYPES                                        RIDERS
--------------------------------------------------------------------------------
Interest Sensitive Whole Life  Other Covered Insured (UL)
Stag Universal Life            Term Rider (on base or other insured)
ART, 5, and 10 Yr Term (NY)    Additional Insurance Benefit Rider (ISWL)
Stag Variable Life             Increase in Coverage Option Rider (VL)
Artisan Variable Life          Cost of Living Rider (UL)
Protector Variable Life        Waiver of Premium
One Year Term                  ADB Benefit (not reinsured)
Accumulator Variable Life      Deduction Amount Waiver Rider
Life Solutions I UL            Waiver of Monthly Deduction
Life Solutions II UL           Additional Purchase Option Rider
LBS I UL
Universal Life V
20 Year Term
Single Premium Variable Life
 (fully underwritten only)

MINIMUM REINSURANCE
CESSION [Redacted]

LEAD REINSURER [Redacted]

                                   SCHEDULE B

                              BASIS OF REINSURANCE

LIFE PRODUCTS

Life reinsurance will be on the yearly renewable term (YRT) basis for the amount at risk on the portion of the policy reinsured by Reinsurer. The amount at risk on a policy shall be the death benefit of the policy less the amount retained by the Ceding Company, less the cash value under the policy. The basis for determining Reinsurer's liability shall be the amount at risk used for computation of the reinsurance premium.

EXCHANGES

Exchanges from one single life plan reinsured under this agreement to a different single life plan, for the purpose of allowing the policyowner premium flexibility (UL) or potentially higher investment return (VL), will be reinsured hereunder as new business at first year reinsurance rates if the new plan has been fully underwritten and has new contestable and suicide exclusion periods. Otherwise, the reinsurance rates will be point-in-scale.

RESERVE BASIS [Redacted]

                                   EXHIBIT I

                              REINSURANCE PREMIUMS

1.  LIFE REINSURANCE PREMIUM

[Redacted]

2.  FLAT EXTRA PREMIUMS

[Redacted]

3.  PREMIUM TAX

Premium tax will not be reimbursed.

4.  RIDERS

Term riders, cost of living riders, and other riders providing additional or increasing coverage will use the same methods and YRT rates as the base plan. Waiver of premium rates are attached and are per dollar of annualized amount. Deduction amount waiver rates (also called "waiver of monthly deductions") are attached, and the charge for this benefit is a rate times the monthly deduction amount. Our retention on both types of waivers is proportional to our retention on the death benefit.

                                   EXHIBIT II

                SINGLE LIFE RETENTION, BINDING, AND ISSUE LIMITS
                               EFFECTIVE 10/15/99

RETENTION LIMIT [Redacted]

AUTOMATIC BINDING LIMIT (EXCLUDES RETENTION) [Redacted]

AUTOMATIC ISSUE LIMIT (INCLUDES RETENTION) [Redacted]

AUTOMATIC PROCESSING LIMIT (INCLUDES RETENTION) [Redacted]

FACULTATIVE OBLIGATORY AUTOMATIC BINDING LIMIT (EXCLUDES RETENTION) [Redacted]

FACULTATIVE OBLIGATORY AUTOMATIC ISSUE LIMIT (INCLUDES RETENTION) [Redacted]

JUMBO LIMIT [Redacted]

                               AMENDMENT NUMBER 4

This Amendment is made by and between the three Hartford Life Companies, HARTFORD LIFE INSURANCE COMPANY, HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY, and HARTFORD LIFE AND ANNUITY INSURANCE COMPANY (collectively referred to as the Ceding Company) AND EMPLOYERS REASSURANCE CORPORATION (referred to as the Reinsurer). It is attached to and becomes a part of the Automatic Yearly Renewable Term Reinsurance Agreement dated October 15, 1999 (referred to as the Reinsurance Agreement).

1. Effective October 1, 2000, Schedule A of the Reinsurance Agreement shall be amended to reflect the inclusion of the Guaranteed Cost of Insurance Benefit Rider.

A revised Schedule A is attached and shall replace the existing Schedule A.

2. This Amendment does not alter, amend or modify the Reinsurance Agreement other than as set forth in this Amendment, and it is subject otherwise to all the terms and conditions of the Reinsurance Agreement together with all amendments and supplements thereto.

EMPLOYERS REASSURANCE CORPORATION

By      /s/ [ILLEGIBLE]            Attest    /s/ [ILLEGIBLE]
        -------------------------            ------------------------------
Title   Vice President             Title     Treaty Specialist
Date    June 26, 2003              Date      June 26, 2003

HARTFORD LIFE INSURANCE COMPANY
HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By     /s/ Timothy M. Fitch            Attest /s/ Thomas P. Kalmbach
       ------------------------------         ------------------------------
       Timothy M. Fitch, FSA, CLU             Thomas P. Kalmbach, FSA, MAAA
       Senior Vice President                  Assistant Vice President
       Individual Life Product &
       Marketing
Date   6/30/03                         Date   6/30/2003

                                   SCHEDULE A
                                 SPECIFICATIONS
                               (OCTOBER 1, 2000)

TYPE OF BUSINESS                  Individual life insurance issued by the
                                  Ceding Company

REINSURANCE POOL SHARE            Reinsurer shall automatically [Redacted]
                                  of the amount at risk on a policy
                                  reinsured by the Pool.

FACULTATIVE OBLIGATORY            [Redacted]

PLANS OF INSURANCE POLICY TYPES   RIDERS
--------------------------------------------------------------------------
Interest Sensitive Whole Life     Other Covered Insured (UL)
Stag Universal Life               Term Rider (on base or other insured)
ART, 5, and 10 Yr Term (NY)       Additional Insurance Benefit Rider
                                  (ISWL)
Stag Variable Life                Increase in Coverage Option Rider (VL)
Artisan Variable Life             Cost of Living Rider (UL)
Protector Variable Life           Waiver of Premium
One Year Term                     ADB Benefit (not reinsured)
Accumulator Variable Life         Deduction Amount Waiver Rider
Life Solutions I UL               Waiver of Monthly Deduction
Life Solutions II UL              Additional Purchase Option Rider
LBS I UL                          Guaranteed COI Benefit Rider
Universal Life V
20 Year Term
Single Premium Variable Life
(fully underwritten only)

MINIMUM REINSURANCE
CESSION

[Redacted]

LEAD REINSURER

[Redacted]

LL98-102                                                               7/27/98

                        AUTOMATIC YEARLY RENEWABLE TERM
                             REINSURANCE AGREEMENT
                                   (No. 325C)
                                January 1, 1997

                           HARTFORD LIFE AND ACCIDENT
                               INSURANCE COMPANY
                        HARTFORD LIFE INSURANCE COMPANY
                                      and
                         ITT HARTFORD LIFE AND ANNUITY
                               INSURANCE COMPANY
                             Simsbury, Connecticut

                        AUTOMATIC YEARLY RENEWABLE TERM
                             REINSURANCE AGREEMENT
                                   (No. 325C)

                  HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
                        HARTFORD LIFE INSURANCE COMPANY
                                      and
                ITT HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                                       of
                             Simsbury, Connecticut

                                    between

                       EMPLOYERS REASSURANCE CORPORATION
                                       of
                             Overland Park, Kansas

                                      and

                  HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
                        HARTFORD LIFE INSURANCE COMPANY
                                      and
                ITT HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                            of Simsbury, Connecticut

                        Effective Date: January 1, 1997

                                     ARTICLES
I        Parties to the Agreement                                           1
II       Description of Coverage                                            1
III      Liability                                                          2
IV       Notification of Reinsurance                                        3
V        Reinsurance Premiums                                               3
VI       Oversights                                                         5
VII      Conversions                                                        5
VIII     Reductions, Terminations, and Changes                              6
IX       Reinstatement                                                      7
X        Expenses                                                           7
XI       Claims                                                             7
XII      Extra-Contractual Damages                                          9
XIII     Inspection of Records                                              9
XIV      Policy Acquisition Expenses                                        9
XV       Insolvency                                                         10
XVI      Offset                                                             11
XVII     Experience Refund and Premium Adjustment                           11
XVIII    Termination                                                        12
XIX      Arbitration                                                        13
XX       Entire Agreement and Amendments                                    14
XXI      Effective Date                                                     14
XXII     Execution                                                          14
                                     SCHEDULES
A        Specifications
B        Basis of Reinsurance
                                     EXHIBITS
I        Reinsurance Premiums
II       Limits of Coverage

All Schedules and Exhibits attached will be considered part of this Reinsurance Agreement.

                                   ARTICLE I

PARTIES TO THE AGREEMENT. This Agreement is between three Hartford Life Companies, Hartford Life Insurance Company, Hartford Life and Accident Insurance Company, and ITT Hartford Life and Annuity Insurance Company (collectively referred to as the Ceding Company) and Employers Reassurance Corporation (referred to as the Reinsurer). The Reinsurer agrees that the terms and conditions of this Agreement shall apply to all of the Hartford Life Companies together, unless otherwise set forth herein.

                                   ARTICLE II

DESCRIPTION OF COVERAGE Reinsurance under this Agreement will apply to the plans of Insurance shown in Schedule A issued by the Ceding Company to become effective on or after the effective date of this Agreement or recaptured by the Ceding Company to become effective on or after the effective date of this Agreement. The reinsurance coverage is on that portion of insurance on a risk retained by the Ceding Company which is between the Lower Limit and the Ceding Company's Retention, as shown in Exhibit II of this Agreement. Such insurance shall be reinsured with the Reinsurer on an automatic basis, subject to the requirements set forth in Section A below. The specifications for reinsurance under this Agreement are provided in Schedule A.

A.  Requirements for Automatic Reinsurance

For risks which meet the requirements for automatic reinsurance as set forth below, Reinsurer will automatically reinsure the insurance risks indicated in Schedule A. The requirements for automatic reinsurance are as follows:

1. The individual risk must be underwritten according to the Ceding Company's standard underwriting practices and guidelines. Any risk falling into the category of simplified issue, guaranteed issue, or similar programs having reduced underwriting, will be excluded from this Agreement unless previously agreed to by the Reinsurer via a written amendment.

2. The maximum issue age on any risk will be age 75. On joint life risks, both lives must be 75 or younger.

3. The mortality rating on each individual risk must not exceed Table 16, Table P, or 500%, or its equivalent on a flat extra premium basis. However, for last survivor products, uninsurable lives are allowed as long as the other life meets the preceding constraints.

4. The total face amount of insurance for the Plans of Insurance in Schedule A to be reinsured with the Reinsurer on an automatic basis on a life must not exceed the difference between the Ceding Company's Retention and the Lower Limit shown in Exhibit II.

5. Disregarding reinsurance under this Agreement, the Ceding Company shall retain on each life or joint life the full amount of insurance up to the Ceding Company's Retention shown in Exhibit II, either on previous insurance or insurance currently applied for.

6. Continuations on policies issued prior to the effective date of this Agreement will not be ceded on an automatic basis. Continuations on policies issued during the term of this Agreement and covered by this Agreement may continue to be ceded at the appropriate point-in-scale rates.

B.  Facultative Reinsurance Not Available

This Agreement does not provide for facultative reinsurance, but facultative submissions by the Ceding Company to other reinsurers will not affect the automatic reinsurance provided by this Agreement if, disregarding reinsurance under this Agreement, the Ceding Company retains on each life or joint life the full amount of insurance up to the Ceding Company's Retention shown in Exhibit II, either on previous insurance or insurance currently applied for.

C.  Basis of Reinsurance

Reinsurance under this Agreement will be on the basis as stated in Schedule B.

D.  Policy Forms

When requested, the Ceding Company will furnish the Reinsurer with a copy of each policy, risk, rate book, and applicable sales or marketing material which applies to the life insurance reinsured hereunder.

                                  ARTICLE III

LIABILITY

A. The Reinsurer's liability for automatic reinsurance will begin simultaneously with the Ceding Company's liability.

B. In no event shall the reinsurance be in force and binding if the issuance and delivery of such insurance constituted the doing of business in a jurisdiction in which the Ceding Company was not properly licensed.

C. The Reinsurer's liability for reinsurance on the individual risk will terminate when the Ceding Company's liability terminates.

D. Payment of reinsurance premiums is a condition precedent to the Reinsurer's liability.

                                   ARTICLE IV

NOTIFICATION OF REINSURANCE

A. The Ceding Company will notify the Reinsurer on the monthly statement as described in Article V.

B. When reinsurance is reduced or changed, the Ceding Company will notify the Reinsurer on the quarterly accounting statement.

                                   ARTICLE V

REINSURANCE PREMIUMS

A.  Computation.

Premiums for reinsurance under this Agreement will be computed on the basis described in Schedule B, using the methodology described in Exhibit I, and using the rates in Attachment One.

B.  Premium Accounting.

1.  Payment of Reinsurance Premiums.

Following the close of each calendar month, the Ceding Company will send the Reinsurer a statement and a listing of new business, changes and terminations.

If a net reinsurance premium balance is payable to the Reinsurer, the Ceding Company will forward this balance within (60) sixty days after the close of each month.

If a net reinsurance premium balance is payable to the Ceding Company, the balance due will be subtracted from the reinsurance premium payable to the Reinsurer by Ceding Company for other agreements with the Reinsurer for the current month and any remaining balance due the Ceding Company shall be paid by the Reinsurer within (60) sixty days after the Ceding Company submits the statement.

2.  Termination Because of Non-Payment of Premium

If reinsurance premiums are delinquent, the Reinsurer has the right to terminate the reinsurance risks on the monthly statement by giving the Ceding Company ninety days' advance written notice. If the delinquent premiums have not been paid as of the close of the ninety-day period, the Reinsurer's liability will terminate for:

       a.   The risks described in the preceding sentence, and

       b. The risks where the reinsurance premiums became delinquent during the ninety day period.

Regardless of the termination, the Ceding Company will continue to be liable to the Reinsurer for all unpaid reinsurance premiums earned.

3.  Reinstatement of a Delinquent Statement

The Ceding Company may reinstate the terminated risks within sixty days after the effective date of termination by paying the unpaid reinsurance premiums for the risks in force prior to the termination. However, the Reinsurer will not be liable for any claim incurred between the date of termination and reinstatement. The effective date of reinstatement will be the date the required back premiums are received.

4.  Currency

The reinsurance premiums and benefits payable under this Agreement will be payable in the lawful money of the United States.

5.  Detailed Listing

Upon request only, the Ceding Company will send the Reinsurer a detailed listing of all automatic reinsurance in force as of the close of the immediately preceding calendar year.

6.  Guaranteed Rates

For technical reasons relating to the uncertain status of deficiency reserve requirements by the various state insurance departments, the life reinsurance rates cannot be guaranteed for more than one year. On all reinsurance ceded at these rates, however, the Reinsurer anticipates continuing to accept premiums on the basis described in Exhibit I and at the rates shown in Attachment One.

C.  Mode.

Regardless of the mode of premium payment specified in any policy, reinsurance premium due hereunder with respect to each policy shall be payable to the Corporation on an annual basis as of the policy's effective date or recapture date and each anniversary thereof.

D.  Risk Fee.

                                   ARTICLE VI

OVERSIGHTS. If there is an unintentional oversight or misunderstanding in the administration of this Agreement by Ceding Company or Reinsurer, it can be corrected provided the correction takes place within a reasonable time after the oversight or misunderstanding is first discovered. Both Ceding Company and the Reinsurer will be restored to the position they would have occupied had the oversight or misunderstanding not occurred.

                                  ARTICLE VII

CONVERSIONS. Conversions from existing term plans of insurance reinsured under this Agreement will be reinsured using the YRT premiums shown in Attachment One on a point-in-scale basis up to the original face amount.

                                  ARTICLE VIII

REDUCTIONS, TERMINATIONS AND CHANGES

A.  Replacement or Change

If there is a contractual change or non-contractual replacement of the insurance reinsured under this Agreement where full underwriting evidence according to the Ceding Company's regular underwriting rules is not required, the insurance may continue to be reinsured with the Reinsurer provided it meets the minimum reinsurance cession amount stated in Schedule B. When full underwriting evidence according to the Ceding Company's regular underwriting rules is obtained and a new policy is issued, that policy shall be considered a new issue and not a continuation.

B.  Increases or Decreases

1. If the insurance on a life or joint life subject to this Agreement increases, to the extent possible:

       a.   the increase shall first be retained by the Ceding Company;

       b.  the increase shall second be reinsured by the Reinsurer;

       c. the increase shall third be reinsured under the Ceding Company's normal excess reinsurance agreements.

2. If the insurance on a life or joint life subject to this Agreement decreases, to the extent possible:

       a. the decrease shall first reduce the reinsurance afforded by the Ceding Company's normal excess reinsurance agreements;

       b. the decrease shall second reduce the reinsurance afforded by the Reinsurer;

       c. the decrease shall third reduce the insurance retained by the Ceding Company.

C.  Termination

If the insurance on a life or joint life reinsured under this Agreement is terminated, the reinsurance for the risk involved will be terminated on the effective date of termination.

D.  Premium

Reinsurance increases subject to new underwriting evidence will use attained age first duration rates. Reinsurance increases not subject to new underwriting evidence will use point-in-scale rates from original issue age.

                                   ARTICLE IX

REINSTATEMENT. If an insurance policy lapses for nonpayment of premium and is reinstated under the Ceding Company's terms and rules, the reinsurance will be reinstated by the Reinsurer as follows:

The Ceding Company must pay the Reinsurer all back reinsurance premiums in the same manner as the Ceding Company received insurance premiums under the policy. When the policy is reinstated by the Ceding Company, the reinsurance will be automatically reinstated.

                                   ARTICLE X

EXPENSES. The Ceding Company must pay the expense of all medical examinations, inspection fees and other charges in connection with the issuance of the insurance.

                                   ARTICLE XI

CLAIMS

A.  Liability

The Reinsurer's liability for the insurance benefits reinsured under this Agreement will be the same as the Ceding Company's liability for such benefits. All reinsurance claim settlements will be subject to the terms and conditions of the particular contract under which the Ceding Company is liable.

B.  Notification

When the Ceding Company is advised of a claim, the Reinsurer must be notified promptly.

C.  Claim Payment

If a claim is made under insurance reinsured under this Agreement, Reinsurer will abide by the issue as it is settled by the Ceding Company. Copies of proofs or other written matters relating to any claim reimbursements under this Agreement shall be furnished to the Reinsurer upon written request. The Ceding Company will receive payment of the reinsurance proceeds when the Ceding Company makes the settlement of the policy proceeds. The Ceding Company will deliver a copy of the proof of death, check copy or proof of payment and the claimant's statement to the Reinsurer.

Payment of life reinsurance proceeds will be made in a single sum regardless of the Ceding Company's mode of settlement with the payee.

D.  Contested Claims

The Ceding Company must promptly notify the Reinsurer of any intent to contest insurance reinsured under this Agreement or to assert defenses, and if the Ceding Company's contest of such insurance results in the increase or reduction of liability, the Reinsurer will share in this increase or reduction. The Reinsurer's percentage of the increase or reduction will be the reinsured net amount at risk on the individual life divided by the total net amount at risk on the date of the death of the insured.

If the Reinsurer should decline to participate in the contest or assertion of defenses, the Reinsurer will then release all of the liability by paying the Ceding Company the full amount of reinsurance and not sharing in any subsequent increase or reduction in liability.

E.  Misstatement of Age or Sex

If the amount of insurance provided by the policy or policies reinsured under this Agreement is increased or reduced because of misstatement of age or sex established after the death of the insured, the Reinsurer will share with the Ceding Company in this increase or reduction.

F.  Routine Expenses

The Ceding Company will pay the routine expenses incurred in connection with settling claims. These expenses may include compensation of agent and employees and the cost of routine investigations such as inspection reports.

G.  Non-Routine Expenses

The Reinsurer will share with the Ceding Company all expenses that are not routine. Expenses that are not routine are those directly incurred in connection with the contest or the possibility of a contest of insurance or the assertion of defenses, including legal expenses. The expenses will be shared in proportion to the net amount at risk for both companies. However, if the Reinsurer has released the liability under Section D of this Article, the Reinsurer will not share in any expenses incurred after the date of the Reinsurer's release.

                                  ARTICLE XII

EXTRA-CONTRACTUAL DAMAGES. In no event will the Reinsurer have any liability for any extra-contractual damages which are awarded against the Ceding Company as a result of acts, omissions or course of conduct committed by the Ceding Company in connection with the insurance reinsured under this Agreement.

                                  ARTICLE XIII

INSPECTION OF RECORDS. Each party will have the right, at any reasonable time, to inspect the other party's books and documents which relate to reinsurance under this Agreement.

                                  ARTICLE XIV

POLICY ACQUISITION EXPENSES. The parties to this Agreement need not make the joint election under paragraph (g)(8) of section 1.848-2 of the U.S. Treasury Regulations because the Reinsurer has not previously had, does not have during the year in which the effective date of this Agreement occurs, and does not expect to have in the future a capitalization shortfall, as defined in paragraph
(g)(4) of this section. In the event that the Reinsurer does have a capitalization shortfall during any year while it has liability under this Agreement to the Ceding Company the Reinsurer will notify the Ceding Company and will also make the joint election with the Ceding Company under paragraph (g)(8) of this section.

                                   ARTICLE XV

INSOLVENCY.

A.  Insolvency of Reinsurer

If the Reinsurer becomes insolvent as determined by the Department of Insurance responsible for such determination, amounts due the Reinsurer will be paid net of the terms of this Agreement and directly to the liquidator, receiver, or statutory successor without decrease. All reinsurance ceded under this Agreement may be recaptured by the Ceding Company without charge or penalty as of the date Reinsurer fails to meet its obligations under this Agreement.

B.  Insolvency of Ceding Company

If Hartford Life Insurance Company, Hartford Life and Accident Insurance Company or ITT Hartford Life and Annuity Insurance Company should become insolvent, all reinsurance under this Agreement covering risks ceded by that particular company will be payable by Reinsurer directly to that Company's liquidator, receiver or statutory successor, on the basis of the liability of that Company under the policy or policies reinsured and without diminution because of the insolvency of the Company. However, in the event of such insolvency, the liquidator, receiver or statutory successor will give written notice of a pending claim against Ceding Company on the reinsured policy. It will do so within a reasonable time after the claim is filed in the insolvency proceedings. During the pendency of such a claim, Reinsurer may investigate the claim and may, at its own expense, interpose any defense or defenses which it may deem available to the insolvent Company, its liquidator, receiver or statutory successor, in the proceedings where the claim is to be adjudicated.

The expense thus incurred by Reinsurer will be chargeable against the insolvent Company, subject to court approval, as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the insolvent Company solely as a result of the defense undertaken by Reinsurer.

Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to the claim, the expense will be apportioned in accord with the terms of the reinsurance Agreement as though the expense had been incurred by the insolvent Company.

It is agreed that the insolvency of any one of the Hartford Life Companies shall not affect this Agreement as it applies to the remaining solvent companies.

                                  ARTICLE XVI

OFFSET. Any debts or credits, matured or unmatured, liquidated or unliquidated, regardless of when they arose or were incurred, in favor of or against either the Ceding Company or the Reinsurer with respect to this Agreement or with respect to any other claim of one party against the other are deemed mutual debts or credits, as the case may be, and shall be set off, and only the balance shall be allowed or paid. In the event the Ceding Company becomes insolvent, offsets shall be allowed in accordance with applicable law.

                                  ARTICLE XVII

EXPERIENCE REFUND AND PREMIUM ADJUSTMENT In addition to the reinsurance premium and the risk fee set forth above, there may be an Experience Refund or a Premium Adjustment depending upon the experience of the business ceded.

A. Experience Account: To determine the amount of the Experience Refund or Premium Adjustment, the Ceding Company will determine a balance in an Experience Account as of the March 31st following the end of each calendar year, as follows:

The Preliminary Experience Account Balance for calendar year t equals a + b + c - d + e, where:

The Experience Account Balance for calendar year t equals:

       a.   The Preliminary Experience Account Balance for calendar year t, less

       b.  any Experience Refund due for calendar year t.

B. Experience Refund: By the April 30th following the end of each calendar year t starting with the third year of this Agreement, any positive Preliminary Experience Account Balance will be paid to the Ceding Company as an Experience Refund.

C.  [Redacted]

D. All calculations required by this article shall exclude the risk fee specified in Article V(D).

                                 ARTICLE XVIII

TERMINATION.

A. Termination of Agreement to New Business: With written notice to the other party by September 30th of any year, either party may terminate this Agreement as of that calendar year end to new business, and the Agreement shall continue with respect to the inforce business reinsured. The date of application for the insurance policy will be used to determine that risk's status.

B. Termination of Agreement to Both New Business and Inforce Business: With written notice to the Reinsurer by September 30th of any year following the 4th year, the Ceding Company may terminate this Agreement as of that calendar year end for all new business and all in force business reinsured under this Agreement. The Ceding

Company shall pay the premiums for reinsured policies with anniversaries during that final quarter, and shall pay the risk fee for that final quarter. At the end of that calendar year, any unearned reinsurance premium will be refunded. After that calendar year end, no further claims shall be submitted to the Reinsurer.

If the Preliminary Experience Account Balance at the calendar year-end following notification of Termination of Inforce Business is positive, a payment equal to that Preliminary Experience Account Balance will be made by the Reinsurer to the Ceding Company by the following March 31st. If the Preliminary Experience Account Balance at the calendar year-end following notification of Termination of Inforce Business is negative, a payment equal to the absolute value of that year-end Preliminary Experience Account Balance will be made by the Ceding Company to the Reinsurer by the following March 31st.

                                  ARTICLE XIX

ARBITRATION.

Any disagreement, controversy, or claim arising out of or relating to this Agreement between the Reinsurer and any one of the Hartford Life Companies will be settled by arbitration. There will be three arbitrators chosen among current or retired officers of life insurance companies other than the parties or their affiliates. Each party to the dispute will appoint one of the arbitrators and these two arbitrators will select the third arbitrator. In the event that either party should fail to choose an arbitrator within 30 days following a written request by the other party to do so, the requesting party may choose two abitrators who shall in turn choose a third arbitrator before entering upon arbitration. If the two arbitrators fail to agree upon the selection of a third arbitrator within 30 days following their appointment, each arbitrator shall nominate three candidates within 10 days thereafter, two of whom the other shall decline, and the decision shall be made by drawing lots.

Arbitration will be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association which will be in effect on the date of delivery of demand for arbitration. The arbitrators will base their decision on the terms and conditions of this Agreement plus, as necessary, on the customs and practices of the insurance and reinsurance industry rather than solely on a strict interpretation of the applicable law. The site of any arbitration will be determined by a majority vote of the arbitrators. All expenses and fees of the arbitrations will be borne equally be the parties unless otherwise decreed by the arbitrators.

The award agreed to by a majority of the arbitrators will be final and binding and there will be no appeal from their decision. Judgment may be entered upon it in any court having jurisdiction.

                                   ARTICLE XX

ENTIRE AGREEMENT AND AMENDMENTS.

A.  Entire Contract

This Agreement with any attached schedules and Exhibits, shall constitute the entire contract between the parties with respect to the business being reinsured hereunder and there are no understandings between the parties other than as expressed herein.

B.  Modifications

Any modification or change to the provisions of this Agreement shall be null and void unless set forth in written amendment to the Agreement which is signed by all parties to the amendment.

                                  ARTICLE XXI

EFFECTIVE DATE: The provisions of this Agreement shall be effective with respect to policies issued on or after January 1, 1997.

                                  ARTICLE XXII

EXECUTION

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate.

EMPLOYERS REASSURANCE CORPORATION

By:     /s/ [ILLEGIBLE]                 By:     /s/ [ILLEGIBLE]
        ------------------------------          ------------------------------
Title:  AVP & Actuary                   Title:  AVP
Date:   7/28/98                         Date:   7/28/98

HARTFORD LIFE INSURANCE COMPANY

By:     /s/ [ILLEGIBLE]                 Attest: /s/ Thomas P. Kalmbach
        ------------------------------          ------------------------------
Title:  Assistant Vice President        Title:  Associate Actuary
Date:   8/4/98

HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY

By:     /s/ [ILLEGIBLE]                 Attest: /s/ Thomas P. Kalmbach
        ------------------------------          ------------------------------
Title:  Assistant Vice President        Title:  Associate Actuary
Date:   8/4/98

ITT HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:     /s/ [ILLEGIBLE]                 Attest: /s/ Thomas P. Kalmbach
        ------------------------------          ------------------------------
Title:  Assistant Vice President        Title:  Associate Actuary
Date:   8/4/98

                                   SCHEDULE A

                                 SPECIFICATIONS

TYPE OF BUSINESS         Individual life insurance issued by Ceding Company.

PLANS OF INSURANCE                               GENERAL FORM NO'S.
---------------------------------------------------------------------------------------------------
Universal Life Solution 6                        HL-11764, HL-A11264
Universal Life Solution 7                        HL-12185,HL-A11426,ILA-1014
Universal Life Solution 8                        HL-14399,HL-A14408,ILA-1000
Stag Universal Life                              HL-14917,ILA-1117
Stag Interest Sensitive Whole Life               HL-12618, HL-A12712, ILA-1071
1, 5, and 10 Year Term                           HL-10261,HL-A10262,ILA-1018
Stag Variable Life                               HL-13865,ILA-1007
Artisan Variable Universal Life                  HL-14875, ILA-1098
Mega Universal Life                              LA-1139(98)
Single Premium Variable Life                     HL-SPVL94, ILA-SPVL94, HL-SPVL97, ILA-SPVL97
Stag ISWL Last Survivor                          HL-12710, ILA-1078
Universal Life Last Survivor                     HL-14393, HL-A14407, ILA-1011
Variable Life Last Survivor                      HL-14623, ILA-1020
Single Premium Variable Life LS                  HL-LSPVL94, ILA-LSPVL94, HL-LSPVL97, ILA-LSPVL97

RIDERS
-----------------------------------------------------------------------------------------------------------------
Other Covered Insured Rider (UL)                 HL-14957(97),HL-A13333,ILA-1135(97)
Term Rider (UL)                                  HL-14409,HL-A14410,ILA-1001
Term Rider (Artisan)                             HL-14879, HL-14879(U)
Additional Insurance Benefit (ISL)               HL-13492(REV95),HL-13504(REV95), ILA-1074
Increase in Coverage Option (VL)                 HL-14063,ILA-1008
Cost of Living Rider (UL)                        HL-10593,HL-A10556,ILA-1002
Children's Rider                                 HL-12390, HL-A12267, ILA-1005
Four Year Term Rider                             HL-12933, ILA-1012
24 Month Exchange Rider                          HL-12963, ILA-1013
6 Month Exchange Rider                           HL-12936, ILA-1083
Additional Insurance Benefit Rider               HL-13514, ILA-1079
Increasing Term Life Rider                       HL-12934, ILA-1081
Alternative Requisite Premium
  Option Rider                                   HL-14201
Maturity Extension Rider                         HL-14637, ILA-1024
Single Life YRT Rider                            HL-14626, ILA-1021
First Death Term Life Rider                      HL-12932
Estate Protection Rider                          HL-14627, ILA-1023

                                   SCHEDULE B

                              BASIS OF REINSURANCE

Life reinsurance will be on the yearly renewable term (YRT) basis for each policy's net amount at risk (NAR) ceded to the Reinsurer. The NAR ceded to the Reinsurer is calculated as follows:

    Let A = The total amount retained, previous and current, and disregarding reinsurance under this Agreement, by the Hartford Life Companies on that risk, less

                  The face amount already ceded to the Reinsurer under this
                       Agreement on other policies on that risk, less

                                      The Lower Limit.

    Ceded NAR =   A x {1 - [year end cash value (1)] / [policy face amount] }

However, if the Ceded NAR as calculated above is less than $50,000 (the Minimum Reinsurance Cession), the ceded NAR shall be $0.

The Ceded NAR determined by this method shall be the basis for determining both the Reinsurer's liability and the reinsurance premium.

(1)  prior to reduction for policy loans

                                   EXHIBIT I

                              REINSURANCE PREMIUMS

1.  BASE REINSURANCE PREMIUM

For single life policies with the exception of Stag Universal Life preferred class policies, the annual reinsurance premium for each risk ceded shall be an amount equal to the applicable annual premium rates, attached hereto as Attachment One, divided by 1,000, increased by 25% for each table substandard, and multiplied by the Ceded NAR (as described in Schedule B).

Substandard table ratings will cease to apply after 20 years.

The Base Reinsurance Premiums for a period shall be the sum of the annual reinsurance premiums for all risks ceded during that period.

2.  FLAT EXTRA PREMIUMS

For single life policies, the flat extra premium will be the annual flat extra premium which the Ceding Company charges the insured on the Ceded NAR less the following allowances:

Terms of Ceding
Company's Flat
Extra Premium                   First Year        Renewal Years
----------------------------------------------------------------
                                [Redacted]         [Redacted]

3.  PREMIUM TAX

Premium tax will not be reimbursed.

JANUARY 1, 1997 ERC AGREEMENT NO. 325C    ATTACHMENT ONE

                                   [Redacted]

JANUARY 1, 1997 ERC AGREEMENT NO. 325C    ATTACHMENT ONE

Single Life YRT Rates -- Female Non-Smokers

                                   [Redacted]

JANUARY 1, 1997 ERC AGREEMENT NO. 325C    ATTACHMENT ONE

Single Life YRT Rates -- Male Smokers

                                   [Redacted]

JANUARY 1, 1997 ERC AGREEMENT NO. 325C    ATTACHMENT ONE

Single Life YRT Rates -- Female Smokers

                                   [Redacted]

                                   EXHIBIT II

                               LIMITS OF COVERAGE
                                   [Redacted]

LOWER LIMIT AND RETENTION LIMIT

The Limits for the Ceding Company are applied to the individual life coverage retained by all Hartford Life Companies.

LL98-102                                                                 7/27/98

                              AMENDMENT NUMBER ONE

This Amendment is made by and between the three Hartford Life Companies. Hartford Life Insurance Company, Hartford Life and Accident Insurance Company, and ITT Hartford Life and Annuity Insurance Company (collectively referred to as the Ceding Company) and Employers Reassurance Corporation (referred to as the Reinsurer). It is attached to and becomes a part of the Automatic Yearly Renewable Term Reinsurance Agreement effective January 1, 1997.

Effective January 1, 1998, ITT Hartford Life and Annuity Insurance Company changed its corporate name to Hartford Life and Annuity Insurance Company. Hereafter, any reference in the Reinsurance Agreement to ITT Hartford Life and Annuity Insurance Company shall mean Hartford Life and Annuity Insurance Company. The name change does not affect any of the terms and conditions of the Reinsurance Agreement other than name reference.

This Amendment does not alter, amend or modify the Reinsurance Agreement other than as set forth in this Amendment, and it is subject otherwise to all the terms and conditions of the Reinsurance Agreement together with all amendments and supplements thereto. It is executed in duplicate by:

EMPLOYERS REASSURANCE CORPORATION

On:     7/28/98                         On:     7/28/98
By:     /s/ [ILLEGIBLE]                 By:     /s/ [ILLEGIBLE]
        ------------------------------          ------------------------------
Title:  Assistant Vice President &      Title:  Assistant Vice President
        Actuary

HARTFORD LIFE INSURANCE COMPANY

On:     8/4/98                          On:     8/4/98
By:     /s/ [ILLEGIBLE]                 By:     /s/ Thomas P. Kalmbach
        ------------------------------          ------------------------------
Title:  Assistant Vice President        Title:  Associate Actuary

HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY

On:     8/4/98                          On:     8/4/98
By:     /s/ [ILLEGIBLE]                 By:     /s/ Thomas P. Kalmbach
        ------------------------------          ------------------------------
Title:  Assistant Vice President        Title:  Associate Actuary

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

On:     8/4/98                          On:     8/4/98
By:     /s/ [ILLEGIBLE]                 By:     /s/ Thomas P. Kalmbach
        ------------------------------          ------------------------------
Title:  Assistant Vice President        Title:  Associate Actuary